Exhibit 99.1

  GRANITE CONSTRUCTION INCORPORATED REPORTS RECORD FOURTH QUARTER AND FULL YEAR
                                  2005 RESULTS

    WATSONVILLE, Calif., Feb. 15 /PRNewswire-FirstCall/ -- Granite Construction Incorporated (NYSE: GVA) today announced financial results for the fourth quarter and year ended December 31, 2005. The Company reported earnings per diluted share of $0.86 for the quarter and $2.02 for the year compared with $0.47 for the fourth quarter 2004 and $1.39 for the twelve months ended December 31, 2004.

    "We had a tremendous finish to our year," said William G. Dorey, president and chief executive officer. "I am extremely proud of what our people were able to accomplish this quarter and throughout the entire year. Thanks to mild weather conditions in the West, many of our branches were able to work late into the season and capitalize on what I would characterize as one of the healthiest transportation construction markets in many years," said Dorey.

    Total Company Operating Results -- Quarter

    Operating income increased $38.6 million to $55.8 million compared with $17.2 million for the fourth quarter ended December 31, 2004. Revenue for the fourth quarter 2005 totaled a record $679.6 million compared with $540.6 million a year ago. Total gross profit as a percent of revenue increased 5.2% to 15.6% .

    Backlog at December 31, 2005 totaled $2.3 billion compared with $2.4 billion at December 31, 2004. Large projects awarded during the quarter include a highway reconstruction project in California for $62.6 million and a joint venture highway reconstruction project in Utah for $182.9 million, of which Granite's portion is $137.1.

    Operating Results by Division -- Quarter

    Branch Division operating income for the quarter increased 65.5% to $51.8 million compared with $31.3 million a year ago. Revenue for the division totaled $401.8 million, an increase of $82.5 million or 25.8% over the same period in 2004. Backlog increased 29.6% to $728.3 million compared with $561.9 million at December 31, 2004. Branch Division gross profit as a percent of revenue was 19.1% compared with 16.4% for the fourth quarter 2004. Operating income as a percent of revenue was 12.9% compared with 9.8% in the fourth quarter of 2004.

    HCD operating income for the quarter was $4.3 million compared with essentially breakeven operating income in the fourth quarter 2004. HCD revenue for the quarter totaled $260.7 million versus $221.3 million for the same period last year. Backlog was $1.6 billion at December 31, 2005 compared with $1.9 billion at December 31, 2004. HCD gross profit as a percent of revenue increased to 6.8% compared with 3.4% for the fourth quarter 2004.

    Total Company Operating Results -- Year

    Operating income increased $51.3 million to $134.9 million compared with $83.6 million for the year ended December 31, 2004. Revenue for the year totaled $2.6 billion as compared with $2.1 billion in 2004. Total gross profit as a percent of revenue increased 1.7% to 12.1%.

    General and administrative expenses for the year totaled $183.4 million or 6.9% of revenue compared with $157.0 million or 7.4% of revenue for 2004. The $26.4 million increase primarily reflects increases in salaries and burden as well as variable compensation associated with increased profitability.

    Operating Results by Division -- Year

    Branch Division operating income for the year increased 45.0% to $153.7 million compared with $106.0 million a year ago. Revenue for the division totaled $1.6 billion, an increase of $303.9 million or 23.6% over the same period in 2004. Branch Division gross profit as a percent of revenue was 16.0% for the year compared with 14.4% in 2004. Operating income as a percent of revenue for the year ended December 31, 2005 was 9.7% compared with 8.2% in the prior year.

    HCD operating income for the year increased $3.5 million to $12.5 million. HCD revenue for the year totaled $1.0 billion versus $848.6 million in 2004. HCD gross profit as a percent of revenue was 4.9% for the year compared with 4.8% in 2004. Operating income as a percent of revenue was 1.2% compared with 1.1% in the prior year.

    Outlook

    Commenting on the Company's outlook, "We believe the prospects for our Branch Division are very exciting. Given current market conditions, we are optimistic that the division's operating performance in 2006 has the potential to be similar to our record 2005 results. In HCD, we expect continued incremental improvement in 2006 compared to 2005. We remain confident in our people and in the potential of our large project performance and are committed to improving the division's overall profitability going forward," said Dorey.

    Financial Results

    The financial information in this announcement reflects the Company's preliminary results subject to completion of the annual audit. Audited financial results will appear in Granite's Form 10-K, which will be filed on or before March 16, 2006.

    Conference Call

    Granite will conduct a conference call tomorrow, February 16, 2006, at 11:00 a.m. ET/ 8:00 a.m. PT to discuss the results for the quarter and full- year and its outlook for 2006. The conference call will be Webcast live and can be accessed at http://www.graniteconstruction.com/investor-relations .

    Company Description

    Granite, a member of the S&P 400 Midcap Index, the Domini 400 Social Index and the Russell 2000, is one of the nation's largest diversified heavy civil contractors and construction materials producers. Granite Construction serves public and private sector clients through its offices nationwide. For more information about the company, please visit their website at www.graniteconstruction.com.

    This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represents our management's beliefs and assumptions concerning future events such as statements related to the existence of bidding opportunities and economic conditions on the Company's future results. Additionally, forward-looking statements include statements that can be identified by the use of forward- looking terminology such as "believes," "expects," "appears," "may," "will," "should," "look for," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy.

    All such forward-looking statements are subject to risks and uncertainties that could cause actual results of operations and financial condition and other events, as well as the timing thereof, to differ materially from those expressed or implied in such forward-looking statements. Specific risk factors include, without limitation, changes in the composition of applicable federal and state legislation appropriation committees; federal and state appropriation changes for infrastructure spending; the general state of the economy; job productivity; accuracy of project estimates; weather conditions; competition and pricing pressures; and state referendums and initiatives. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. You should also understand that many important factors in addition to those discussed, referred to or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward looking statements. In light of these risks and uncertainties, it is important to be aware that the forward looking events discussed in this release may not occur. We undertake no obligation to revise or update publicly any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

    For further information regarding risks and uncertainties associated with Granite's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Risk Factors" sections of Granite's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Granite's investor relations department at (831) 724-1011 or at Granite's website at www.graniteconstruction.com.

                        GRANITE CONSTRUCTION INCORPORATED
                          COMPARATIVE FINANCIAL SUMMARY
                (Unaudited - In Thousands, Except Per Share Data)

                                                         Three Months Ended
                                                            December 31,                       Variance
                                                   -----------------------------     -----------------------------
                                                       2005             2004            Amount           Percent
                                                   ------------     ------------     ------------     ------------
Operations

      Revenue
               Construction                        $    583,831     $    477,989     $    105,842             22.1
               Material sales                      $     95,721     $     62,626     $     33,095             52.8
                      Total revenue                $    679,552     $    540,615     $    138,937             25.7
      Cost of revenue
               Construction                        $    501,690     $    432,544     $    (69,146)           (16.0)
               Material sales                      $     71,838     $     51,826     $    (20,012)           (38.6)
                      Total cost of revenue        $    573,528     $    484,370     $    (89,158)           (18.4)
      Gross profit                                 $    106,024     $     56,245     $     49,779             88.5
               Gross profit as a percent
                of revenue                                 15.6%            10.4%             5.2%              --
      General and administrative
       expenses                                    $     53,767     $     40,570     $    (13,197)           (32.5)
               G&A expenses as a percent
                of revenue                                  7.9%             7.5%            (0.4)%             --
      Provision for legal judgment                           --               --               --               --
      Gain on sales of property and
       equipment                                   $      3,579     $      1,489     $      2,090             ****
      Other income (expense)
               Interest income                     $      4,753     $      3,894     $        859             22.1
               Interest expense                    $     (1,531)    $     (1,779)    $        248             13.9
               Equity in income of
                affiliates                         $      1,489     $      3,286     $     (1,797)           (54.7)
               Other, net                          $      1,806     $      4,285     $     (2,479)           (57.9)
                      Total other income           $      6,517     $      9,686     $     (3,169)           (32.7)

      Income before provision for
       income taxes and minority
       interest                                    $     62,353     $     26,850     $     35,503             ****
      Minority interest                            $     (8,447)    $       (607)    $     (7,840)            ****
      Net income                                   $     35,812     $     19,525     $     16,287             83.4

      Net income per share:
               Basic                               $       0.88     $       0.48     $       0.40             83.3
               Diluted                             $       0.86     $       0.47     $       0.39             83.0
      Weighted average shares of common stock:
               Basic                                     40,676           40,444              232              0.6
               Diluted                                   41,417           41,200              217              0.5

                                                            Year Ended
                                                            December 31,                       Variance
                                                   -----------------------------     -----------------------------
                                                       2005             2004            Amount           Percent
                                                   ------------     ------------     ------------     ------------
Operations

      Revenue
             Construction                          $  2,307,062     $  1,871,859     $    435,203             23.2
             Material sales                        $    334,290     $    264,353     $     69,937             26.5
                     Total revenue                 $  2,641,352     $  2,136,212     $    505,140             23.6
      Cost of revenue
             Construction                          $  2,060,680     $  1,701,277     $   (359,403)           (21.1)
             Material sales                        $    261,300     $    212,914     $    (48,386)           (22.7)
                     Total cost of
                      revenue                      $  2,321,980     $  1,914,191     $   (407,789)           (21.3)
      Gross profit                                 $    319,372     $    222,021     $     97,351             43.8
             Gross profit as a
               percent of revenue                          12.1%            10.4%             1.7%              --
      General and administrative
       expenses                                    $    183,392     $    157,035     $    (26,357)           (16.8)
             G&A expenses as a
               percent of revenue                           6.9%             7.4%             0.5%              --
      Provision for legal judgment                 $      9,300               --     $     (9,300)              --
      Gain on sales of property
       and equipment                               $      8,235     $     18,566     $    (10,331)           (55.6)
      Other income (expense)
             Interest income                       $     11,573     $      7,962     $      3,611             45.4
             Interest expense                      $     (6,932)    $     (7,191)    $        259              3.6
             Equity in income of
               affiliates                          $      1,497     $      6,162     $     (4,665)           (75.7)
             Other, net                            $      1,258     $      4,439     $     (3,181)           (71.7)
                     Total other income            $      7,396     $     11,372     $     (3,976)           (35.0)

      Income before provision for
       income taxes and minority
       interest                                    $    142,311     $     94,924     $     47,387             49.9
      Minority interest                            $    (17,748)    $     (9,440)    $     (8,308)           (88.0)
      Net income                                   $     83,150     $     57,007     $     26,143             45.9

      Net income per share:
             Basic                                 $       2.05     $       1.41     $       0.64             45.4
             Diluted                               $       2.02     $       1.39     $       0.63             45.3
      Weighted average shares of common stock:
             Basic                                       40,614           40,390              224              0.6
             Diluted                                     41,249           41,031              218              0.5

**** Represents percentages greater than 100%

                        GRANITE CONSTRUCTION INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           (Unaudited - In thousands, except share and per share data)

                                                   December 31,    December 31,
                                                       2005            2004
                                                   ------------    ------------
                     Assets

Current assets
    Cash and cash equivalents                      $    199,881    $    161,627
    Short-term marketable securities                     68,540         102,237
    Accounts receivable, net                            476,453         357,842
    Costs and estimated earnings in excess
      of billings                                        43,660          54,384
    Inventories                                          33,161          31,711
    Deferred income taxes                                22,996          21,012
    Equity in construction joint ventures                27,408          20,895
    Other current assets                                104,849          75,630

          Total current assets                          976,948         825,338

Property and equipment, net                             397,111         376,197

Long-term marketable securities                          32,960          13,828

Investment in affiliates                                 15,855          10,725

Other assets                                             49,356          51,866

                   Total assets                    $  1,472,230    $  1,277,954

       Liabilities and Shareholders' Equity

Current liabilities
    Current maturities of long-term debt           $     26,888    $     15,861
    Accounts payable                                    232,807         191,782
    Billings in excess of costs and
      estimated earnings                                208,883         144,401
    Accrued expenses and other current
      liabilities                                       140,569         117,367

          Total current liabilities                     609,147         469,411

Long-term debt                                          124,415         148,503

Other long-term liabilities                              46,556          40,641

Deferred income taxes                                    37,325          44,135

Minority interest in consolidated subsidiaries           33,227          24,790

Shareholders' equity
    Preferred stock, $0.01 par value,
      authorized 3,000,000 shares; none
      outstanding                                            --              --
    Common stock, $0.01 par value,
      authorized 100,000,000 shares;
      issued and outstanding 41,682,010
      shares in 2005 and 41,612,319 shares
      in 2004                                               417             416
    Additional paid-in capital                           80,619          76,766
    Unearned compensation                               (10,179)        (10,818)
    Retained earnings                                   549,101         482,635
    Accumulated other comprehensive income                1,602           1,475

          Total shareholders' equity                    621,560         550,474

                   Total liabilities and
                     shareholders' equity          $  1,472,230    $  1,277,954

                                                   December 31,    December 31,
                                                       2005            2004
                                                   ------------    ------------
Financial Position
    Working capital                                $    367,801    $    355,927
    Current ratio                                          1.60            1.76
    Debt to total capitalization                           0.20            0.23
    Total liabilities to equity ratio                      1.37            1.32

                        GRANITE CONSTRUCTION INCORPORATED
                          REVENUE AND BACKLOG ANALYSIS
                       (Unaudited - Dollars In Thousands)

                                BY MARKET SECTOR

                                              Revenue
                       -----------------------------------------------------
                         Year Ended December 31,             Variance
                       ---------------------------   -----------------------
                           2005           2004          Amount       Percent
                       ------------   ------------   ------------   --------
Public Sector          $  1,808,026   $  1,553,097   $    254,929       16.4
Private Sector              499,036        318,762        180,274       56.6
Aggregate sales             334,290        264,353         69,937       26.5
                       $  2,641,352   $  2,136,212   $    505,140       23.6

                                              Backlog
                       -----------------------------------------------------
                               December 31,                  Variance
                       ---------------------------   -----------------------
                           2005           2004          Amount       Percent
                       ------------   ------------   ------------   --------
Public Sector          $  2,083,824   $  2,205,783   $   (121,959)      (5.5)
Private Sector              247,716        232,211         15,505        6.7
                       $  2,331,540   $  2,437,994   $   (106,454)      (4.4)

                               BY GEOGRAPHIC AREA

                                              Revenue
                       -----------------------------------------------------
                         Year Ended December 31,             Variance
                       ---------------------------   -----------------------
                           2005           2004          Amount       Percent
                       ------------   ------------   ------------   --------
California             $  1,028,041   $    761,365   $    266,676       35.0
West (Excl. CA)             820,236        634,206        186,030       29.3
Midwest                      77,104         84,587         (7,483)      (8.8)
Northeast                   299,950        297,423          2,527        0.8
South                       416,021        358,631         57,390       16.0
                       $  2,641,352   $  2,136,212   $    505,140       23.6

                                              Backlog
                       -----------------------------------------------------
                               December 31,                  Variance
                       ---------------------------   -----------------------
                           2005           2004          Amount       Percent
                       ------------   ------------   ------------   --------
California             $    598,914   $    607,737   $     (8,823)      (1.5)
West (Excl. CA)             587,801        369,294        218,507       59.2
Midwest                      44,883        120,578        (75,695)     (62.8)
Northeast                   441,140        582,780       (141,640)     (24.3)
South                       658,802        757,605        (98,803)     (13.0)
                       $  2,331,540   $  2,437,994   $   (106,454)      (4.4)

SOURCE  Granite Construction Incorporated
    -0-                             02/15/2006
    /CONTACT: Jacque Underdown of Granite Construction Incorporated, +1-831-761-4741/
    /Web site:  http://www.graniteconstruction.com /
    (GVA)